Exhibit 99.2

Mimi’s Rock Corp.

Condensed Consolidated Interim Financial Statements

For the Three and Nine Months Ended September 30, 2022 and 2021

(Expressed in Canadian dollars)

(Unaudited)

The accompanying unaudited condensed consolidated interim financial statements of Mimi’s Rock Corp. have been prepared by and are the responsibility of management. The unaudited condensed consolidated interim financial statements have not been reviewed by the Company's auditors.

Mimi's Rock Corp.
Condensed Consolidated Interim Statements of Financial Position
(Unaudited)
(Expressed in Canadian dollars)

As at:		September 30	December 31
		2022	2021
		(Unaudited)
Assets

Current assets
Cash		$186,614	$170,938
Trade and other receivables		2,373,730	2,107,489
Inventories		1,450,511	2,080,195
Income taxes recoverable		-	55,361
Prepaid expenses		146,123	223,788
		4,156,978	4,637,771
Non-current assets
Property and equipment	note 2	118,250	146,993
Right of use assets	note 3	151,832	185,994
Intangible assets	note 4	14,430,141	13,500,701
Goodwill	note 5	22,815,188	21,227,896
Total assets		$41,672,389	$39,699,355

Liabilities and Equity

Current liabilities
Bank indebtedness		$-	$168,595
Operating lines	note 6	3,880,000	3,900,000
Accounts payable and accrued liabilities		2,758,926	2,736,081
Income taxes payable		1,081,950	197,741
Provisions	note 7	32,239	40,718
Current portion of lease liability	note 8	46,191	56,946
Current portion of debt	note 9	9,458,050	11,967,947
		17,257,356	19,068,028
Non-current liabilities
Lease liability	note 8	122,774	144,290
Debt	note 9	1,466,666	1,364,176
Deferred income taxes		4,179,326	3,861,401
Total liabilities		23,026,122	24,437,895

Equity
Share capital	note 11	22,267,464	22,267,464
Contributed surplus		2,395,722	2,272,718
Deficit		(7,385,488)	(7,830,792)
Accumulated other comprehensive income		1,368,569	(1,447,930)
Total equity		18,646,267	15,261,460
Total liabilities and equity		$41,672,389	$39,699,355

Approved on behalf of the Board:

(signed) Telfer Hanson      (signed) Norman Betts
              Director                               Director

The accompanying notes are an integral part of these consolidated financial statements

Mimi's Rock Corp.
Condensed Consolidated Interim Statements of Operations
(Unaudited)
(Expressed in Canadian dollars)

		Three Months Ended September 30		Nine Months Ended September 30
		(Unaudited)		(Unaudited)
		2022	2021	2022	2021

Revenues		$10,223,891	$8,613,814	$29,797,006	$28,115,428
Cost of goods sold		2,453,399	2,743,727	7,564,666	8,303,979
Gross margin		7,770,492	5,870,087	22,232,340	19,811,449

Operating expenses:
Selling and marketing		5,499,070	4,638,410	16,386,717	14,836,409
General and administrative		1,105,276	1,013,711	2,993,329	3,418,310
Share-based compensation		61,133	28,052	123,004	91,398
Depreciation		19,339	41,302	63,382	124,058
Foreign exchange losses		437,619	130,503	419,687	156,195
		7,122,437	5,851,978	19,986,119	18,626,370

Income before undernoted		648,055	18,109	2,246,221	1,185,079

Interest expense and financing costs		291,069	180,243	763,215	554,307
Income (loss) before income taxes		356,986	(162,134)	1,483,006	630,772

Income tax expense (recovery) - current	note 13	366,930	111,108	992,572	646,171
- deferred	note 13	45,597	(14,357)	45,130	(25,841)

Net (loss) income for the period		$(55,541)	$(258,885)	$445,304	$10,442

Earnings per share
Basic		$-	$-	$0.01	$-
Diluted		$-	$-	$0.01	$-

Weighted average number of common shares outstanding - basic		53,086,589	52,525,883	53,086,589	52,525,883
Weighted average number of common shares outstanding - diluted		53,086,589	52,525,883	53,086,589	52,549,301

The accompanying notes are an integral part of these consolidated financial statements

Mimi's Rock Corp.
Condensed Consolidated Interim Statements of Comprehensive Income
(Unaudited)
(Expressed in Canadian dollars)

	Three Months Ended September 30		Nine Months Ended September 30
	(Unaudited)		(Unaudited)
	2022	2021	2022	2021

Net (loss) income for the period	$(55,541)	$(258,885)	$445,304	$10,442

Other comprehensive income (loss):
Items that may be reclassified to income:
Currency translation differences	2,329,317	646,999	2,816,499	(186,911)

Other comprehensive income (loss) for the period	2,329,317	646,999	2,816,499	(186,911)

Total comprehensive income (loss)	$2,273,776	$388,114	$3,261,803	$(176,469)

The accompanying notes are an integral part of these consolidated financial statements

Mimi's Rock Corp.
Condensed Consolidated Interim Statements of Cash Flows
(Unaudited)
(Expressed in Canadian dollars)

	Nine Months Ended September 30
	(Unaudited)
	2022	2021

Operating activities

Net income for the period	$445,304	$10,442

Adjustments for the following items:

Depreciation	63,382	124,058
Interest expense	763,215	554,307
Income tax expense	1,037,702	620,330
Unrealized foreign exchange losses (gains)	627,539	(6,232)
Share-based compensation	123,004	91,398
Interest paid	(675,822)	(566,220)
Income taxes paid	(108,456)	(486,892)

Net change in non-cash working capital balances:
Provisions	(8,479)	56
Trade and other receivables	(266,241)	(1,739)
Prepaid expenses	77,665	(92,123)
Inventories	629,684	(130,129)
Accounts payable and accrued liabilities	22,845	387,106
Net cash provided by operating activities	2,731,342	504,362

Financing activities
(Repayments) advances on operating lines	(20,000)	1,388,000
Repayment of short term bank indebtedness	(168,595)	-
Payment of lease obligations	(32,271)	(74,192)
Issuance of promissory note	-	500,000
Repayment of debt	(2,494,800)	(2,494,800)
Net cash used in financing activities	(2,715,666)	(680,992)

Net change in cash	$15,676	$(176,630)

Cash, beginning of period	170,938	539,534

Cash, end of period	$186,614	$362,904

The accompanying notes are an integral part of these consolidated financial statements

Condensed Consolidated Interim Statements of Changes in Equity
(Unaudited)
(Expressed in Canadian dollars)
(Unaudited)
	Share capital	Contributed surplus	Accumulated deficit	Accumulated other comprehensive income (AOCI)	Total equity

Balance, December 31, 2020	$22,110,464	$2,166,577	$(2,814,170)	$(1,270,092)	$20,192,779

Share-based compensation	-	91,398	-	-	91,398

Net income for the period	-	-	10,442	-	10,442

Other comprehensive loss	-	-	-	(186,911)	(186,911)

Balance, September 30, 2021	$22,110,464	$2,257,975	$(2,803,728)	$(1,457,003)	$20,107,708

Balance, December 31, 2021	$22,267,464	$2,272,718	$(7,830,792)	$(1,447,930)	$15,261,460

Share-based compensation	-	123,004	-	-	123,004

Net income for the period	-	-	445,304	-	445,304

Other comprehensive income	-	-	-	2,816,499	2,816,499

Balance, September 30, 2022	$22,267,464	$2,395,722	$(7,385,488)	$1,368,569	$18,646,267

The accompanying notes are an integral part of these consolidated financial statements

Mimi's Rock Corp.

Notes to Condensed Consolidated Interim Financial Statements

(Unaudited)

(Expressed in Canadian dollars)

For the three and nine months ended September 30, 2022 and 2021

1.	Presentation of Financial Statements

Nature of Business

Mimi's Rock Corp., formerly known as Commerce Acquisition Corp. (“the Company”), was incorporated under the Ontario Business Corporations Act (“OBCA”) on March 27, 2017. The Company and its subsidiaries operate in Canada and Europe. The head office of the Company is 610 Chartwell Road, Suite 202, Oakville, Ontario. The Company is a marketer and distributor of dietary supplements, vitamins, skin care and other wellness products through online channels to its customers in the United States, Canada and Europe.

Going Concern

These consolidated financial statements have been prepared on a going concern basis which assumes that the Company will, in the foreseeable future realize on its assets and discharge its liabilities in the normal course of business as they come due. Accordingly, the consolidated financial statements do not give effect to adjustments that would be necessary should the Company be unable to continue as a going concern and, therefore be required to realize its assets and liquidate its liabilities and commitments in other than the normal course of business and at amounts different from those in these consolidated financial statements. Such adjustments could be material.

As at September 30, 2022, the Company had negative working capital of $13,100,378 and negative working capital of $14,430,257 at December 31, 2021. The accumulated deficit as at September 30, 2022 was $7,385,488.

The Company anticipates it will have sufficient cash on hand to service its liabilities and fund operating costs as they come due; however, there is uncertainty with respect to compliance with lending covenants which, in turn, create uncertainty around the ability to repay the loan should such a demand be made. The application of the going concern assumption is dependent upon the Company’s ability to continue to generate future profitable operations and/or obtain additional financing. While the Company was successful in obtaining waivers and financing in prior periods, there can be no assurance that a waiver would be obtained or additional funds could be raised in the future should they be required. The above events and conditions indicate there is a material uncertainty that casts significant doubt about the Company’s ability to continue as a going concern.

Basis of Preparation

These unaudited condensed consolidated interim financial statements (“interim financial statements”) of the Company have been prepared on a historical cost basis, except for certain financial assets which are presented at fair value, in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board (“IASB”) (“IFRS”) for interim financial statements. The interim financial statements have been prepared on a basis consistent with the Company’s annual audited consolidated financial statements for the year ended December 31, 2021. These condensed consolidated interim financial statements are prepared on a going concern basis, which assumes the Company will be able to realize its assets and discharge its liabilities in the normal course of operations as they become due. The interim financial statements are in compliance with International Accounting Standard 34, Interim Financial Reporting (“IAS 34”). Accordingly, certain information and note disclosure normally included in annual financial statements prepared in accordance with IFRS, have been omitted or condensed. During the quarter ended September 30, 2022, there were no significant changes in accounting policies or their application.

The preparation of the Company’s interim financial statements requires management to make judgments, estimates and assumptions that affect the reported amounts of revenues, expenses, assets and liabilities, at the end of the reporting period. However, uncertainty about these assumptions and estimates could result in outcomes that require a material adjustment to the carrying amount of the asset or liability affected in future periods. The areas involving a higher degree of judgment or complexity, or areas where assumptions and estimates are significant to the financial statements have been set out in Note 2 of the Company’s annual audited consolidated financial statements for the year ended December 31, 2021. These interim financial statements should be read in conjunction with the Company’s annual audited consolidated financial statements for the year ended December 31, 2021.

Since September 30, 2022, the outbreak of the novel strain of coronavirus, specifically identified as “COVID-19”, has resulted in governments worldwide continuing to enact various emergency measures to combat the spread of the virus. These measures, which include the implementation of travel bans, self-imposed quarantine periods and social distancing, have caused material disruption to businesses globally resulting in an economic slowdown. While the Company has so far been able to maintain normal operation without significant disruption, it remains unknown the extent of the impact the COVID-19 outbreak may have going forward as this will depend on future developments that are highly uncertain and that cannot be predicted with confidence.

These interim financial statements were authorized for issue by the Company’s Board of Directors on November 4, 2022.

2.	Property and equipment

Continuity of property and equipment for the period ended September 30, 2022 was as follows:

	Computer Equipment	Furniture and Fixtures	Leasehold Improvements	Total
Cost at December 31, 2021	$74,916	$51,171	$216,537	$342,624
Foreign exchange differences	2,518	-	-	2,518

Cost at September 30, 2022	$77,434	$51,171	$216,537	$345,142
Accumulated Depreciation at December 31, 2021	$62,035	$46,590	$87,006	$195,631
Depreciation charge	5,561	4,581	19,079	29,220
Foreign exchange differences	2,041	-	-	2,041
Accumulated Depreciation at September 30, 2022	$69,636	$51,171	$106,085	$226,892

Net book value at December 31, 2021	$12,881	$4,581	$129,531	$146,993

Net book value at September 30, 2022	$7,798	$-	$110,452	$118,250

Continuity of property and equipment for the period ended September 30, 2021 was as follows:

	Computer Equipment	Furniture and Fixtures	Leasehold Improvements	Total
Cost at December 31, 2020	$72,694	$51,171	$241,663	$365,328
Additions	-	-	-	-
Foreign exchange differences	(335)	-	-	(335)

Cost at September 30, 2021	$71,159	$51,171	$241,663	$364,993
Accumulated Depreciation at December 31, 2020	$37,884	$32,530	$53,282	$123,696
Depreciation charge	13,508	10,616	26,852	50,976
Foreign exchange differences	(185)	8	-	(177)
Accumulated Depreciation at September 30, 2021	$51,207	$43,154	$80,134	$174,495
Net book value at December 31, 2020	$34,610	$18,641	$188,381	$241,632
Net book value at September 30, 2021	$20,952	$8,017	$161,529	$190,498

3.	Right of use assets

The Company’s right-of-use assets primarily relate to the lease of office space. Leases are measured at the present value of the remaining lease payments, discounted using the lessee’s incremental borrowing rate. The weighted average incremental borrowing rate applied to the lease liabilities is 7.4%.

	September 30 2022	September 30 2021
Cost, beginning of period	$307,459	$675,543
Foreign exchange differences	-	(41,914)
Cost, end of period	$307,459	$633,629
Accumulated Depreciation, beginning of period	$121,465	$192,657
Depreciation charge	34,162	73,082
Foreign exchange differences	-	(26,293)
Accumulated Depreciation, end of period	$155,627	$239,446
Net book value, beginning of period	$482,886	$482,886
Net book value, end of period	$151,832	$394,183

4.	Intangible assets

Continuity of intangible assets for the nine months ended September 30, 2022 and 2021 was as follows:

Brand and Trademarks	September 30 2022	September 30 2021
Balance, beginning of period	$13,500,701	$13,565,606
Foreign exchange differences	929,440	(69,232)
Balance, end of period	$14,430,141	$13,496,374

There have been no impairment losses recognized against intangible assets in current or prior periods.

5.	Goodwill

The continuity of goodwill for the nine months ended September 30, 2022 and 2021 was as follows:

	September 30 2022	September 30 2021
Balance, beginning of period	$21,227,896	$25,583,076
Foreign exchange differences	1,587,292	(118,234)
Balance, end of period	$22,815,188	$25,464,842

There were no impairment losses recognized against goodwill during the nine months period ended September 30, 2022.

6.	Operating lines

The Company maintains an operating line of credit with its lender allowing for revolving credit up to a maximum of $900,000. Advances against the operating line bear interest at the bank prime rate (currently 6.70%), with interest payable monthly and is secured by a general security interest in the assets of the Company as well as an assignment of trade receivables and inventory. Drawings against this facility at September 30, 2022 were $880,000 (December 31, 2021: $900,000).

The Company also maintains an additional borrowing facility under a guarantee program with Export Development Canada (EDC), for day-to day operational purposes and to manage any cashflow challenges presented by COVID-19. $1,500,000 of the EDC facility matures in July 2023, with an additional $1,500,000 maturing in March 2023 with available renewal periods. Advanced funds bear interest at bank prime plus 1% and are secured by EDC. Drawings against this facility at September 30, 2022 were $3,000,000 (December 31, 2021: $3,000,000).

7.	Provisions

	September 30 2022	September 30 2021
Balance at beginning of period	$40,718	$32,611
Charges	18,930	33,394
Utilization	(29,322)	(26,708)
Foreign exchange	1,913	(6,630)
Balance at end of period	$32,239	$32,667
Less: current portion of provisions	(32,239)	(32,667)
Non-current portion of provisions	$-	$-

8.	Lease Liability

	September 30 2022	September 30 2021
Balance, beginning of period	$201,236	$507,802
Interest expense	10,391	24,581
Lease payments	(42,662)	(98,773)
Foreign exchange	-	(38,549)
Balance, end of period	$168,965	$395,061
Less: current portion of lease liability	(46,191)	(79,497)
Non-current portion of lease liability	$122,774	$315,564

9.	Debt

	September 30 2022	December 31 2021
Current
Senior secured facility	$7,440,091	$9,949,982
Short term promissory notes	2,017,959	2,017,965

Total	$9,458,050	$11,967,947

Non-Current
Debenture, net of unamortized transaction costs of $131,504 (2021: $216,044)	$1,466,666	$1,364,176

Total	$1,466,666	$1,364,176

Senior secured facility

The facility is secured by all assets of the Company and contains affirmative and negative covenants including compliance with laws and restrictions on additional debt, as well as traditional financial covenants such as debt to earnings and other coverage ratios. As measured at September 30, 2022, the Company was not in compliance with certain financial covenants of the senior secured facility. The Company has received waivers with respect to covenants in prior periods and during the current period, received waivers from its lender with respect to the covenants at March 31 and June 30, 2022. As the Company was not in compliance at September 30, 2022, the full balance of the loan has been presented as due within the current period.

Short term promissory notes

In connection with the acquisition of each of All Natural and Maritime Naturals, a portion of the purchase price was paid via the issuance of a promissory note to the vendor. The principal amount of the promissory note to the vendor of All Natural was $1,120,770, while the principal amount of the note to the vendor of Maritime Naturals was $869,230, for a total principal of $2,000,000. Both notes were originally due one year from the acquisition date, or December 13, 2020, and remain outstanding and due on demand. The notes accrue interest at 3%, are subordinated to the senior secured facility and are unsecured other than by written guarantees of the acquired companies.

10.	Share capital

(a)	Authorized:

Unlimited common shares without par value. Unlimited preferred shares.

Issued:

	Nine months ended September 30, 2022		Year ended December 31, 2021
	Number of shares	Amount	Number of shares	Amount
Balance, beginning of period	53,086,589	$22,267,464	52,525,883	$22,110,464
Common shares issued in connection with Debenture	-	-	560,706	157,000
Balance, end of period	53,086,589	$22,267,464	53,086,589	$22,267,464

(b)	Stock option plan

The Company offers equity-based compensation under its stock option plan. Under the plan, the options are exercisable for one common share and the exercise price of the option must equal the market price of the underlying share at the grant date. The options have vesting periods ranging from the date of grant up to two years. Once vested, options are exercisable at any time until expiry.

There were no options granted during the nine months ended September 30, 2022 (2021: nil). Outstanding options have terms of one to five years from the date of grant and vest over periods of one to two years.

Share based compensation expense is based on the estimated number of awards that will eventually vest and adjustments are made for forfeitures as they occur. For the three and nine months ended September 30, 2022, the Company recognized stock based compensation expense of $nil and $12,307 (2021: $28,052 and $91,398) respectively, relating to current and prior period option grants and has been included in equity as contributed surplus. The remaining expense will be recognized over the balance of the vesting periods.

(c)	RSU plan

During the period, the Company approved for issuance 451,779 RSUs under its RSU plan in lieu of cash compensation to several directors. Share based compensation expense is recognized based on the expected number of awards that will eventually vest. RSUs vest in full on termination of service. For the three and nine months ended September 30, 2022, the Company recognized stock based compensation expense of $61,163 and $112,598 (2021: $nil) related to these RSUs.

(d)	Details of outstanding options are as follows:

	Number of	Weighted average
	options	exercise price per share

Options outstanding at December 31, 2021	4,370,000	$0.62

Options expired	(25,000)	$(1.25)

Options outstanding, September 30, 2022	4,345,000	$0.62

Options exercisable, September 30, 2022	4,345,000	$0.62

11.	Warrants

Details of outstanding warrants are as follows:
	Number of	Exercise price
	warrants	per share

Warrants outstanding at December 31, 2021	66,000	$0.50

Warrants outstanding, September 30, 2022	66,000	$0.50

Warrants exercisable, September 30, 2022	66,000	$0.50

12.	Related party transactions

At September 30, 2022 and 2021, there were no amounts owing to or from related parties. The remuneration of directors and other members of key management personnel, defined as those persons having the authority and responsibility for planning, directing and controlling the activities of the entity, and recorded in the general and administrative line of operating expenses are as follows:

	Three months ended September 30		Nine months ended September 30
	2022	2021	2022	2021

Salaries	$300,197	$456,338	$971,303	$1,336,948
Share based compensation	61,163	20,087	120,633	60,261
	$361,360	$476,425	$1,091,936	$1,397,209

At September 30, 2022, accounts payable and accrued liabilities includes an outstanding a short term loan to the Company from one of its officers in the amount of $75,000. This amount was repaid by the Company on October 14, 2022.

13.	Income taxes

The major components of income tax expense for the three months ended September 30, 2022 and 2021 are:

	Three months ended September 30		Nine months ended September 30
	2022	2021	2022	2021
Income tax recognized in statements of operations
Current tax	$366,930	$111,108	$992,572	$646,171
Deferred tax	45,597	(14,357)	45,130	(25,841)
Provision for income taxes	$412,527	$96,751	$1,037,702	$620,330

The Company has recognized an estimated current tax expense and adjustment to deferred taxes based on an approximation of tax liabilities due with respect to its operations in Germany, Barbados and Canada. Income taxes recoverable represent withholding taxes paid on intercompany dividends and are expected to be recovered in subsequent periods.

14.	Management of capital

The Company includes the following in its definition of capital:

	September 30 2022	December 31 2021

Debt	$10,924,716	$13,332,123

Equity comprised of:
Share capital	22,267,464	22,267,464
Contributed surplus	2,395,722	2,272,718
Deficit and accumulated other comprehensive income	(6,016,919)	(9,278,722)
	$29,570,983	$28,593,583

The Company’s objectives when managing capital are:

(a)	to allow the Company to respond to changes in economic and/or marketplace conditions;

(b)	to give shareholders sustained growth in shareholder value by increasing shareholders’ equity;

(c)	to ensure that the Company maintains the level of capital necessary to meet the requirements of its debt;

(d)	to comply with financial covenants required under its debt facilities; and

(e)	to maintain a flexible capital structure which optimizes the cost of capital at acceptable levels of risk

The Company manages its capital structure and makes adjustments to it in light of changes in economic conditions and the risk characteristics of its underlying assets. The Company maintains or adjusts its capital level to enable it to meet its objectives by:

(a)	raising capital through equity financings;

(b)	utilizing leverage in the form of third party debt; and

(c)	realizing proceeds from the disposition of its investments

The Company is not subject to any capital requirements imposed by a regulator. The Company is subject to certain capital requirements and negative covenants with respect to its debt and other than default and restrictions as discussed in Note 9, there are no other externally imposed restrictions on capital.

There were no changes in the Company’s approach to capital management during the year. To date, the Company has not declared any cash dividends to its common or preferred shareholders as part of its capital management program. The Company’s management is responsible for the management of capital and monitors the Company’s use of various forms of leverage on a regular basis.

15.	Financial instruments and financial risk management

a) Fair Value Estimation

The Company’s carrying value of cash, short-term investments, trade and other receivables and accounts payable and accrued liabilities approximate their fair values due to the immediate or short term maturity of these instruments. The fair value of long-term liabilities is not materially different than its carrying value due to the recent issuance of these liabilities.

Carrying value and fair value of financial assets and liabilities are summarized as follows:

September 30, 2022
Classification	Carrying value	Fair value

Loans and receivables
- Cash	$186,614	$186,614
- Trade and other receivables	2,373,730	2,373,730
Other financial liabilities
- Operating lines	3,880,000	3,880,000
- Accounts payable and accrued liabilities	2,758,926	2,758,926
- Debt	10,924,716	11,056,220

b) Financial Risk Factors

The use of financial instruments can expose the Company to several risks, including market, credit and liquidity risks. Apart from the risks listed below, management is of the opinion that they are not exposed to any other significant risks. A discussion of the Company’s use of financial instruments and its risk management is provided below.

(i) Liquidity risk

Liquidity risk is the risk that the Company will not have sufficient cash resources to meet its financial obligations as they come due. The Company’s liquidity and operating results may be adversely affected if the Company’s access to the capital markets is hindered, whether as a result of a downturn in stock market conditions generally or related to matters specific to the Company. In order to mitigate this risk, the Company maintains a sufficient cash balance in order to satisfy short-term liabilities as they come due and actively pursues raising capital through various public and private financing mechanisms to satisfy longer term needs.

The table below analyzes the Company’s non-derivative financial liabilities into relevant maturity groupings based on the remaining period at the statement of financial position date to the contractual maturity date. The amounts disclosed in the table are the contractual undiscounted cash flows and do not include capitalized transaction costs.

			Year ended December 31
At September 30, 2022	2022	2023	2024	Thereafter
Debt	$2,833,420	$4,896,400	$3,326,400	$-
Operating line	3,880,000	-	-	-
Accounts payable and accrued liabilities	2,758,926	-	-	-
Lease liability	14,286	57,144	57,144	61,906
Total	$9,486,632	$4,953,544	$3,383,544	$61,906

(ii)    Market risk:

Market risk is the risk that the fair value of, or future cash flows from, the Company’s financial instruments will significantly fluctuate because of changes in market prices. The value of the financial instruments can be affected by changes in interest rates, foreign exchange rates, and equity and commodity prices. The Company is not exposed to significant market risk given the low value of its investments.

(iii)   Currency risk:

The following financial assets and liabilities were denominated in foreign currencies at September 30, 2022 (U.S. dollar 1.3752, Euro 1.3454) and December 31, 2021 (U.S. dollar 1.2678, Euro 1.4465):

	September 30 2022	December 31 2021
Denominated in U.S. dollars
Cash	80,572	73,934
Trade and other receivables	689,909	789,847
Accounts payable and accrued liabilities	(1,664,046)	(1,769,869)
Net liabilities denominated in U.S. dollars	(893,565)	(906,088)

Denominated in Euros
Cash	66,034	67,035
Accounts payable and accrued liabilities	(10,767)	(19,367)
Net assets denominated in Euros	55,267	47,668

The following table shows the estimated sensitivity of the Company’s total comprehensive loss for the three months ended September 30, 2022 from a change in foreign currencies with all other variables held constant as at September 30, 2022:

	Change in net pre-tax	Change in net pre-tax
Percentage change in	loss from % increase	loss from % decrease
foreign currencies	in foreign currencies	in foreign currencies

2%	$(16,718)	$16,718
4%	(33,436)	33,436
6%	(50,153)	50,153
8%	(66,871)	66,871
10%	(83,589)	83,589

The Company is subject to currency risk through its sales of products denominated in foreign currencies, purchases of inventory in US dollars and product acquisitions denominated in foreign currencies. As such, changes in the exchange rate affect the operating results of the Company. Dependent on the nature, amount and timing of foreign currency receipts and payments, the Company may from time to time enter into foreign currency derivative contracts to reduce its exposure to foreign currency risks

(iv)   Credit risk:

Certain of the Company’s financial assets, including cash, short-term investments and accounts receivable are exposed to the risk of financial loss occurring as a result of default of a counterparty on its obligations to the Company. The Company is also exposed, in the normal course of business, to credit risk from customer receivables. These amounts are continually monitored by management for collectability, and, in general, are lower risk as they are typically due from large commercial partners with very limited credit risk.

(v) Interest rate risk:

Interest risk is the impact that changes in interest rates could have on the Company’s earnings and liabilities. The Company is exposed to variable interest rates as a result of its senior secured debt, which currently bears interest at the Canadian BA rate plus 3.0%. Given the historical variability in the BA rate, it is management’s opinion that the Company is not currently exposed to significant interest rate risk.